[LOGO OMITTED]
                              JACKSON WALKER L.L.P
                             ATTORNEYS & COUNSELORS

                                                                 Mark T. Josephs
                                                    (214) 953-6009 (Direct Dial)
                                                     (214) 661-6651 (Direct Fax)
                                                                 mjosephs@jw.com

                                 March 25, 2009

VIA U.S. MAIL AND TELECOPIER
----------------------------

Mr. David Sandberg
The Red Oak Fund, L.P.
c/o Red Oak Partners, LLC
145 4th Avenue, Suite 15A
New York, New York 10003

Mr. Paul J. Tennyson
Mr. Jay C. Gandhi
Paul Hastings
695 Town Center Drive
Seventeenth Floor
Costa Mesa, CA 92626

     Re: Stockholder Request for Inspection of Books and Records, dated March 18, 2009

Dear Sirs:

     We represent CLST Holdings, Inc. (the "Company"). In that regard, we have been provided with a copy of the letter, dated March 18, 2009, from The Red Oak Fund, L.P., c/o its general partner, Red Oak Partners, LLC ("Red Oak") to the Company (the "Demand") making a general demand pursuant to 8 Del. C. ss. 220 to inspect and copy "[a]11 books, records, reports, memoranda and materials, including but not limited to board and committee minutes and analyses, and materials furnished to or prepared by or for any member of the Board of Directors, whether or not reflected in the Company's public filings, relating to: a) Stockholder nominations for election of directors [and] b) Classes of directors and their terms of office, including all discussion by the Company or Board related to amending the size of the Board from the period of January 1, 2007 to the present."

     The Company hereby rejects the Demand because it fails to comply with the requirements of 8 Del. C. ss. 220.

                                                Sincerely,


                                                /s/ Mark T Josephs
                                                Mark T Josephs

              901 Main Street, Suite 6000 * Dallas, Texas 75202
                      (214) 953-6000 * fax (214) 953-5822

Messrs. Sandberg, Tennyson and Gandhi
March 25, 2009
Page 2
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cc:    Mr. Robert A. Kaiser
       Chief Executive Officer
       CLST Holdings, Inc.
       17304 Preston Road, Suite 420
       Dallas, Texas 75252